    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 1999.

                                    Registration No. 333-_______________________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                                    USEC Inc.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                               52-2107911
          (State or other jurisdiction of                (IRS Employer
           incorporation or organization)              Identification No.)

                     2 DEMOCRACY CENTER
                     6903 ROCKLEDGE DRIVE
                     BETHESDA, MARYLAND                  20817
          (Address of principal executive offices)     (Zip Code)

                      USEC Inc. 1999 EQUITY INCENTIVE PLAN
                   USEC Inc. 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                              HENRY Z SHELTON, JR.
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                    USEC Inc.
                               2 DEMOCRACY CENTER
                              6903 ROCKLEDGE DRIVE
                            BETHESDA, MARYLAND 20817
                     (Name and address of agent for service)

                                 (301) 564-3200
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                              PANKAJ K. SINHA, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           1440 NEW YORK AVENUE, N.W.
                             WASHINGTON, D.C. 20005
                            ------------------------

                                 CALCULATION OF REGISTRATION FEE
===================================================================================================
                                                       Proposed                      Proposed
                                                       Maximum                       Maximum
Title of Securities                Amount              Offering       Aggregate      Amount of
to be                              to be               Price          Offering       Registration
Registered                         Registered(1)       per Share(2)   Price(2)       Fee
-------------------                -------------       ------------   ---------      ------------

Common stock, $.10 par value       11,500,000 shares   $14.75         $169,625,000   $47,156
===================================================================================================

(1)  We are registering 9,000,000 shares pursuant to the USEC Inc. 1999 Equity Incentive Plan and
     2,500,000 shares pursuant to the USEC Inc. 1999 Employee Stock Purchase Plan. This
     registration statement shall also cover any additional shares of common stock which become issuable under the USEC Inc. 1999 Equity Incentive Plan and the USEC Inc. 1999 Employee Stock
     Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt by USEC Inc. ("USEC") of consideration which results in an increase in the number of the outstanding shares of USEC's common stock.

(2)  Pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended (the "Securities
     Act"), the proposed maximum offering price and registration fee are based on the high and low selling prices per share of USEC's common stock on January 29, 1999, as reported on the New
     York Stock Exchange Composite Tape.
===================================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part 1 of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement as required by Rule 428(b).


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), until such time as this registration statement is no longer in effect.

     (a)  Our Annual Report on Form 10-K for the fiscal year ended June 30,
          1998;

     (b) Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998 and December 31, 1998; and

     (c) The description of our common stock contained in our Registration Statement No. 333-57955 on Form S-1 filed with the SEC on June 29, 1998 and incorporated by reference in our Registration Statement on Form 8-A dated July 8, 1998 (File No. 001-14287).

          You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

          Investor Relations
          USEC Inc.
          2 Democracy Center
          6903 Rockledge Drive
          Bethesda, Maryland  20817
          Telephone:  (301) 564-3200

Item 4.   Description of Securities
          -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

          A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification shall be made if such person is adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in this Item 6 or in defense of any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

          Both our By-Laws and the Certificate of Incorporation require us to indemnify each of our directors and officers to the fullest extent permitted by law, subject to certain exceptions, in connection with any actual or threatened action or proceeding arising out of his or her service to us or to other organizations at our request.

          As permitted by Section 102(b)(7) of the DGCL, our Certificate of Incorporation also contains a provision eliminating the personal liability of a director to USEC or our shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits
          --------

Exhibit
Number         Exhibit
-------        -------

4.1            USEC Inc. 1999 Equity Incentive Plan
4.2            USEC Inc. 1999 Employee Stock Purchase Plan
5.1            Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1 Consent of Arthur Andersen LLP, independent public accountants, with respect to the financial statements of USEC Inc.
23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the Opinion filed as Exhibit 5.1)
24.1           Power of Attorney (included on the signature page)


Item 9.   Undertakings
          ------------

          A.   The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

               provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by USEC pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement;

          (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the USEC Inc. 1999 Equity Incentive Plan and/or the USEC Inc. 1999 Employee Stock Purchase Plan.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of USEC's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of USEC pursuant to the indemnification provisions summarized in Item 6 or otherwise, USEC has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by USEC of expenses incurred or paid by a director, officer, or controlling person of USEC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, USEC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland on the 2nd day of February, 1999.

                                   USEC INC.


                                   By:  /s/  William H. Timbers, Jr.
                                        ----------------------------
                                        William H. Timbers, Jr.
                                        President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

          We, the undersigned officers and directors of USEC Inc., hereby severally constitute and appoint William H. Timbers, Jr. and Henry Z Shelton, Jr., and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable USEC Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name/Signature                     Title                                   Date
--------------                     ------                                  ------

/s/ James R. Mellor                Chairman of the Board                   February 2, 1999
---------------------------        and Director
James R. Mellor


/s/ Joyce F. Brown, Ph.D.          Director                                February 2, 1999
---------------------------
Joyce F. Brown, Ph.D.


/s/ Frank V. Cahouet               Director                                February 2, 1999
---------------------------
Frank V. Cahouet


/s/ John R. Hall                   Director                                February 2, 1999
---------------------------
John R. Hall


/s/ Dan T. Moore, III              Director                                February 2, 1999
---------------------------
Dan T. Moore, III


/s/ William H. White               Director                                February 2, 1999
---------------------------
William H. White


/s/ William H. Timbers, Jr.        President and Chief Executive           February 2, 1999
---------------------------        Officer (Principal Executive
William H. Timbers, Jr.            Officer) and Director


/s/ Henry Z Shelton, Jr.           Senior Vice President and Chief         February 2, 1999
---------------------------        Financial Officer (Principal
Henry Z Shelton, Jr.               Financial and Accounting Officer)

                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number         Exhibit
-------        -------

4.1            USEC Inc. 1999 Equity Incentive Plan
4.2            USEC Inc. 1999 Employee Stock Purchase Plan
5.1            Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1 Consent of Arthur Andersen LLP, independent public accountants, with respect to the financial statements of USEC Inc.
23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the Opinion filed as Exhibit 5.1)
24.1           Power of Attorney (included on the signature page)